UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported):  July 9, 2012

The Bon-Ton Stores, Inc.

(Exact name of registrant as specified in its charter)

Pennsylvania (State or other jurisdiction of incorporation)	0-19517 (Commission File No.)	23-2835229 (IRS Employer Identification No.)

2801 E. Market Street, York, Pennsylvania 17402

(Address of principal executive offices)

(717) 757-7660

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                                           Entry into a Material Definitive Agreement

On July 9, 2012, The Bon-Ton Stores, Inc. (“Bon-Ton”) completed (1) the settlement of the previously-announced offer (the “Exchange Offer”) by The Bon-Ton Department Stores, Inc. (the “Issuer”), a wholly-owned subsidiary of Bon-Ton, to issue $329,998,000 in principal amount of new 10 5/8% second lien senior secured notes due 2017 (the “New Notes”) in exchange for $330,017,000 principal amount of the Issuer’s outstanding 10¼% senior notes due 2014 (the “Old Notes”) and (2) the solicitation of consents (the “Consent Solicitation”) from the holders of the Old Notes to certain proposed amendments (the “Proposed Amendments”) to covenants in the Indenture, dated as of March 6, 2006, by and among the Issuer, the guarantors named therein, and The Bank of New York, as trustee (the “Old Notes Trustee”), pursuant to which the Old Notes were issued (the “Old Notes Indenture”). In connection with the settlement of the Exchange Offer, the Issuer and the Guarantors (as defined below) entered into the following material definitive agreements.

New Notes Indenture

On July 9, 2012, the Issuer entered into an Indenture (the “New Notes Indenture”) among the Issuer, Bon-Ton and certain subsidiaries of Bon-Ton, as guarantors (the “Guarantors”) and Wells Fargo Bank, National Association, as trustee (the “Trustee”) governing the New Notes.

The New Notes are guaranteed, jointly and severally, on a senior basis, by each of Bon-Ton, The Bon-Ton Stores of Lancaster, Inc., The Bon-Ton Giftco, Inc., Carson Pirie Scott II, Inc., The Elder-Beerman Stores Corp., Bon-Ton Distribution, Inc. and McRIL, LLC, and all of Bon-Ton’s other subsidiaries that guarantee the obligations of the Issuer and the other borrowers under that certain Second Amended and Restated Loan and Security Agreement, dated as of March 21, 2011, by and among such borrowers, Bank of America, N.A., as Agent, and the other loan parties, lenders and other parties from time to time party thereto (the “Credit Agreement”). The New Notes and the related guarantees are secured by second-priority liens on the collateral (the “Collateral”) owned by the Issuer and each Guarantor, subject to certain permitted liens and exceptions as further described in the New Notes Indenture and the related security documents. The Collateral consists of substantially all of the Issuer’s and the Guarantors’ tangible and intangible assets securing the Credit Agreement, except for capital stock of the Issuer and certain of the Issuer’s subsidiaries and certain other exceptions.

The New Notes and the related guarantees are the general secured obligations of the Issuer and the Guarantors, respectively, and rank (i) senior in right of payment to any future obligations of the Issuer and the Guarantors that are, by their terms, expressly subordinated in right of payment to the New Notes, (ii) effectively junior to obligations of the Issuer and the Guarantors that are either secured by a lien on the Collateral that is senior or prior to liens securing the New Notes (including the liens securing the Credit Agreement and any other permitted first-priority liens), or secured by assets that are not part of the Collateral securing the New Notes, in each case to the extent of the value of the assets securing such obligations and (iii) structurally junior to all existing and future indebtedness and other liabilities of subsidiaries of the Issuer that do not guarantee the Notes.

The Issuer will pay interest on the New Notes at a rate of 10 5/8% per annum, payable semiannually to holders of record at the close of business on March 1 or September 1 immediately preceding the interest payment date on March 15 and September 15 of each year, commencing September 15, 2012. The New Notes mature on July 15, 2017.

The Issuer may redeem the New Notes, in whole or part, at any time, upon not less than 30 nor more than 60 days prior notice mailed by the Issuer by first-class mail to each holder’s registered address, at a redemption price equal to 100% of the principal amount of the New Notes redeemed, plus an applicable premium (as set forth in the New Notes Indenture) as of, and accrued and unpaid interest and additional interest, if any, to the applicable redemption date.

The New Notes Indenture contains covenants that limit the Issuer’s ability to, among other things: (i) incur additional indebtedness; (ii) pay dividends or make other distributions in respect of or repurchase or redeem its capital stock; (iii) prepay, redeem or repurchase its subordinated indebtedness; (iv) make investments; (v) sell assets; (vi) incur certain liens; (vii) enter into agreements restricting its subsidiaries’ ability to pay dividends; (viii) enter into transactions with affiliates; and (ix) consolidate, merge or sell all or substantially all of its assets. These covenants are subject to a number of important exceptions and qualifications, as described in the New Notes Indenture, and certain covenants will not apply at any time when no default under the New Notes Indenture has occurred and is continuing. The New Notes Indenture also provides for events of default, which, if any of them occurs, would permit or require the principal, premium, if any, interest and any other monetary obligations on all the then outstanding New Notes to be due and payable immediately.

Registration Rights Agreement

On July 9, 2012, in connection with the issuance of the New Notes, the Issuer and the Guarantors entered into a registration rights agreement with Merrill Lynch, Pierce, Fenner & Smith Incorporated (the “Dealer Manager”), relating to, among other things, an exchange offer for the New Notes and the related guarantees (the “Registration Rights Agreement”). Under the Registration Rights Agreement, the Issuer and the Guarantors will cause to be filed with the Securities and Exchange Commission (the “SEC”) an exchange offer of freely tradable notes and guarantees having substantially identical terms as the New Notes and guarantees issued under the New Notes Indenture within 90 business days after the settlement date of the Exchange Offer, subject to certain exceptions. The Issuer and the Guarantors will use their commercially reasonable efforts to cause the exchange offer to be declared effective by the SEC within 180 business days after settlement date of the Exchange Offer (the “Effectiveness Target Date”) and cause the exchange offer to be completed within 30 business days after the Effectiveness Target Date. If the Issuer is unable to effect the exchange offer under certain circumstances, the Issuer is to use commercially reasonable efforts to have a shelf registration statement declared effective by the SEC with respect to resales of the New Notes within 180 business days after the obligation to file such shelf registration statement arises and to keep such shelf registration statement effective, supplemented and amended for at least two years following effectiveness of the shelf registration statement or until all of the New Notes covered by the shelf registration statement are sold. If the Issuer and the Guarantors fail to meet these targets (each, a “Registration Default”), the annual interest rate on the New Notes will increase by 0.25% per annum during the 90-day period following the occurrence of any Registration Default and increase by 0.25% per annum at the end of each subsequent 90-day period, but in no event shall such increase exceed 1.00% per annum. If the Registration Default is corrected, the applicable interest rate will revert to the original level.

Second Lien Security Agreement and Intercreditor Agreement

On July 9, 2012, (i) the Issuer, the Guarantors and Wells Fargo Bank, National Association, as collateral agent (the “Collateral Agent”) entered into a second lien security agreement (the “Security Agreement”) pursuant to which the payment and performance when due of all obligations of the Issuer and the Guarantors under the New Notes and related guarantees are secured by the pledge and grant of security interests contained in the Security Agreement and (ii) Bank of America, N.A., as collateral agent under the Credit Agreement (the “Revolving Credit Agent”), Wells Fargo Bank, National Association, as New Notes Trustee and Collateral Agent, Bon-Ton and the subsidiaries of Bon-Ton party thereto entered into an intercreditor agreement (the “Intercreditor Agreement”) relating to the relative priorities (and certain other rights) of the Revolving Credit Agent, the Collateral Agent and the New Notes Trustee. The security interest granted in favor of the Collateral Agent will rank junior in priority to the security granted in favor of the Revolving Credit Agent and other second priority agents, in each case, for the benefit of the applicable secured parties.

Supplemental Indenture

On July 9, 2012, the Issuer, the guarantors named therein and the Old Notes Trustee have executed a supplemental indenture (the “Supplemental Indenture”), concurrently with the settlement of the Exchange Offer, which gives effect to the Proposed Amendments.  The Proposed Amendments amended the definition of “Permitted Liens” in the Old Notes Indenture to permit the liens securing the New Notes.

The foregoing descriptions of the New Notes Indenture, the Registration Rights Agreement, the Security Agreement, the Intercreditor Agreement and the Supplemental Indenture are qualified in their entirety by reference to such agreements, which are filed herewith.  The full text of the agreements referenced above are filed as Exhibits 4.1, 4.2, 4.3, 10.1 and 10.2 to this Current Report and are incorporated by reference herein.

Item 2.03              Creation of a Direct Financial Obligation

The information set forth under item 1.01 above is incorporated by reference into this Item 2.03.

Item 9.01              Financial Statements and Exhibits

(d) Exhibits.

Exhibit Number	Description of Exhibit

4.1	Indenture dated as of July 9, 2012, among The Bon-Ton Department Stores, Inc. the guarantors named therein, and Wells Fargo Bank, National Association, as trustee.

4.2

Registration Rights Agreement dated as of July 9, 2012, among The Bon-Ton Department Stores, Inc., the guarantors named therein and Merrill Lynch, Pierce, Fenner & Smith Incorporated as dealer manager.

4.3	Supplemental Indenture dated as of July 9, 2012, among The Bon-Ton Department Stores, Inc., the guarantors named therein, and The Bank of New York, as trustee.

10.1

Second Lien Security Agreement dated as of July 9, 2012, among The Bon-Ton Department Stores, Inc., the grantors named therein and Wells Fargo Bank, National Association, as trustee and collateral agent.

10.2

Intercreditor Agreement dated as of July 9, 2012, among Bank of America, N.A., as collateral agent under the credit agreement dated as of March 21, 2011, Wells Fargo Bank, National Association, as collateral agent and trustee under the indenture dated as of July 9, 2012, The Bon-Ton Stores, Inc. and the subsidiaries of The Bon-Ton Stores, Inc. named therein.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, each of the Registrants has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 13, 2012

THE BON-TON STORES, INC.

By:	/S/ KEITH E. PLOWMAN
Keith E. Plowman
Executive Vice President and Chief Financial Officer